SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934



                           May 5, 1997
                (Date of earliest event reported)

                   Community Federal Bancorp, Inc.
     (Exact name of registrant as specified in its charter)


Delaware                0-27930                   64-086536
(State or other   (Commission File Number)     (IRS Employer
jurisdiction                                  Identification No.)
of incorporation)


333 Court Street, Tupelo, Mississippi               38802
(Address of principal executive offices)          (Zip Code)


                         601-842-3981
          (Registrant's telephone number, including area code)


                         Not Applicable
(Former name or former address, if changed since last report)














Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Not applicable

     (b)  Not applicable

     (c)  Exhibits:

          99(a)   Press Release, dated May 5, 1997










































Exhibit 99(a)

Press Release, dated May 5, 1997

































Community Federal Bancorp, Inc.
333 Court Street
Tupelo, Ms 38802


PRESS RELEASE

For Release :  Immediately

For Further Information Contact:

Jim Ingram, President and CEO
Communiyt Federal Bancorp, Inc.
601-842-3981

May 5, 1997 - Jim Ingram, President and Chief Executive Officer of Community Federal Bancorp, Inc. (the "Company"), Tupelo, Mississippi, the holding company of Community Federal Savings Bank (the "Bank"), announced that the Board of Directors, on May 2, 1997 declared a one-time special cash dividend of $2.50 per share to all shareholders of record on May 16, 1997 payable on May 30, 1997. Mr. Ingram stated that "The Board of Directors has carefully analyzed the company's capital position and has determined that this dividend represents a wise use of a portion of the large capital raised in connection with our conversion stock offering and emphasizes the Board's commitment to enhance long term shreholder value." The dividend is also evidence of the continued profitability of the Company and its wholly owned subsidiary, the Bank. He also stated that " There will be a slight reduction in the Company's projected earnings for the fiscal year ending September 30, 1997 due to losses that will be recognized upon the liquidation of securities to fund this cash dividend."

The Bank's deposits are insured by the Federal Deposit Insurance
Corporation (FDIC). The Company's common stock is traded on the NASDAQ National Market System under the symbol "CFTP".
































































                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.


                              COMMUNITY FEDERAL BANCORP, INC.


Date: May 5, 1997                  By:  (s) Jim Ingram

                              Jim Ingram, Prsident and Chief
Executive Officer